UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

IKENA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40287	81-1697316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ikena Oncology, Inc.

645 Summer Street, Suite 101
Boston, Massachusetts 02210
(Address of principal executive offices, including zip code)

(857) 273-8343

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IKNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

In April 2022, Ikena Oncology, Inc. (the “Company”) advanced to stage two of the nivolumab combination expansion cohort in the Phase 1b clinical trial of IK-175 (NCT04200963). The study is currently evaluating IK-175 in patients with advanced or metastatic urothelial carcinoma who have progressed on multiple prior lines of therapy, including checkpoint inhibitors. The expansion cohorts of the trial follow a Simon two stage statistical design that requires that a predefined threshold of antitumor activity measured by the RECIST 1.1 overall response rate (ORR) be reached in stage one before advancing to stage two. As previously disclosed, the monotherapy expansion cohort advanced to stage two in September 2021. The Company plans to submit the initial clinical data from this trial to an oncology conference in the second half of 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ikena Oncology, Inc.

Date: April 6, 2022	By:	/s/ Mark Manfredi
Mark Manfredi, Ph.D.
President and Chief Executive Officer